UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2023

DYCOM INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-10613			59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)			(I.R.S. employer identification no.)

	11780 U.S. Highway One, Suite 600
	Palm Beach Gardens,	FL	33408
	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 627-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed and in accordance with the Director Retirement Policy of Dycom Industries, Inc. (the “Company”), Mr. Dwight Duke was not eligible to stand for reelection as a member of the Board of Directors of the Company (the “Board”) at the Company’s 2023 Annual Meeting of Shareholders on May 25, 2023 (the “2023 Annual Meeting”). Accordingly, at the conclusion of the 2023 Annual Meeting, Mr. Duke’s retirement pursuant to the Director Retirement Policy became effective. In connection with Mr. Duke’s retirement, the size of the Board was reduced from nine members to eight members at the conclusion of the 2023 Annual Meeting. Mr. Duke’s retirement from the Board was not the result of any disagreement with the Company.

As described below under Item 5.07, at the 2023 Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2017 Non-Employee Director’s Plan to increase the number of authorized shares by 95,000 shares. This amendment is further described under “Proposal 4 - Approval of an Amendment and Restatement to the Dycom Industries, Inc. 2017 Non-Employee Director’s Plan” in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on April 14, 2023 (the “2023 Proxy Statement”), which description is incorporated herein by reference pursuant to General Instruction B.3 of Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting, five proposals were voted upon by the Company’s shareholders. The proposals are described in detail in the 2023 Proxy Statement. At the 2023 Annual Meeting, the Company’s shareholders:

1)	elected each of Peter T. Pruitt, Jr. and Laurie J. Thomsen to serve as directors until the Company’s 2026 Annual Meeting of Shareholders;

2)	approved, on an advisory basis, the Company’s executive compensation;

3)	ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2024;

4)	approved an Amendment and Restatement to the Company’s 2017 Non-Employee Director’s Equity Plan to, among other things, increase the number of shares available for issuance by 95,000 shares; and

5)	approved, on an advisory basis, holding the Company’s advisory vote on executive compensation on an annual basis.

Set forth below are the voting results for each matter submitted to a vote:

Proposal 1. Election of directors:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Peter T. Pruitt, Jr.	25,266,302	301,728	14,256	1,260,011
Laurie J. Thomsen	22,928,668	2,637,457	16,161	1,260,011

Proposal 2. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,301,760	1,115,834	164,692	1,260,011

Proposal 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal 2024:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,645,994	184,504	11,799	----

Proposal 4. Approval of an amendment and restatement to the Company’s 2017 Non-Employee Director’s Equity Plan to, among other things, increase the number of shares available for issuance by 95,000 shares:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,119,331	1,452,597	10,358	1,260,011

Proposal 5. Frequency of future non-binding shareholder advisory votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
24,552,538	7,124	1,010,323	12,301	1,260,011

Consistent with the recommendation of the Board, a majority of the votes cast by shareholders voted to hold future advisory votes on executive compensation on an annual basis. In light of the foregoing, the Company currently intends to hold future advisory votes on executive compensation every year. The next required vote on the frequency of future advisory votes on executive compensation is scheduled to occur at the Company’s 2029 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 26, 2023

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Ryan F. Urness
Name:	Ryan F. Urness
Title:	Vice President, General Counsel and Corporate Secretary